Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces First Quarter 2020 Financial Results

– Q1 2020 Total Revenue of $88.5 million –

– Withdraws 2020 Guidance –

Goleta, California, May 5, 2020 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today reported financial results for the three-month period ended March 31, 2020.

First Quarter 2020 Highlights

•	Total revenue of $88.5 million, down 1.9% from the same period in 2019
•	Domestic business-to-business sales of $27.6 million, up 5.7% from same period in 2019
•	Net loss of $1.6 million and Adjusted EBITDA of $4.1 million (see accompanying table for reconciliation of GAAP and non-GAAP measures)
•	Withdraws 2020 guidance due to uncertainty around impact of the COVID-19 public health emergency (PHE) on its business
•	Cash and cash equivalents were $208.4 million and no debt outstanding as of March 31, 2020

“As a global leader in portable oxygen therapy, Inogen is working hard to meet the needs of oxygen therapy patients worldwide, including those suffering from COVID-19 during this unprecedented time,” said Inogen’s President and Chief Executive Officer, Scott Wilkinson. “It is our mission to improve the freedom and independence of respiratory patients, and we intend to help as many patients as possible during this difficult time.”

First Quarter 2020 Financial Results

Total revenue for the three months ended March 31, 2020 declined 1.9% to $88.5 million from $90.2 million in the same period in 2019.

Domestic business-to-business sales increased 5.7% to $27.6 million in the first quarter of 2020 from $26.1 million in the comparative period in 2019. This increase was primarily driven by increased home medical equipment provider demand which the Company believes was in response to the COVID-19 PHE, partially offset by lower Inogen One G5 availability early in the quarter and the impact on demand due to the uncertainty around competitive bidding Round 2021.

Direct-to-consumer sales declined 8.9% to $35.5 million in the first quarter of 2020 versus $39.0 million in the same period in 2019. This decline was primarily due to an approximate 15% reduction in average sales representative headcount compared to the same period in 2019. The reduction in headcount was partially offset by an increase in productivity from the remaining sales representatives. The Company also believes direct-to-consumer sales were negatively impacted in the quarter by the government mandated shelter in-place initiatives due to the COVID-19 PHE, which the Company believes reduced travel plans and mobility among its target consumers for its products. In addition, Inogen believes the decline in consumer confidence due to the recent economic slowdown reduced direct-to-consumer sales for portable oxygen concentrators, particularly in March, which tends to be the beginning of a seasonal increase in sales.

International business-to-business sales increased 1.4% to $20.0 million in the first quarter of 2020 (3.6% increase on a constant currency basis) versus $19.8 million in the comparative period in 2019. The increase was primarily driven by higher demand in Canada and Australia. Sales were slightly down in Europe, primarily associated with tender uncertainty in certain European markets, partially offset by increased demand late in the quarter, which Inogen believes was associated with the COVID-19 PHE.

Rental revenue decreased 0.7% to $5.3 million in the first quarter of 2020 from the comparative period in 2019, primarily due to a 6.1% decrease in patients on service, but partially offset by higher rental revenue per patient.

Total gross margin was 43.4% in the first quarter of 2020 versus 49.2% in the comparative period in 2019. Sales gross margin was 43.3% in the first quarter of 2020 versus 50.4% in the first quarter of 2019. The sales gross margin decrease was primarily due to higher cost per unit associated with certain manufacturing inefficiencies in the period that contributed to higher labor and overhead expenses. Additionally, sales gross margins were negatively impacted by product sales mix with increased sales of the Inogen One G5, which was still at a higher cost than the Inogen One G3 during the period. Average selling prices were down in the first quarter of 2020 versus the same period in the prior year across all sales channels, and the increased mix to business-to-business sales, which has a lower gross margin, also reduced the total sales gross margin in the first quarter of 2020 versus the comparative period in 2019. Rental gross margin was 43.8% in the first quarter of 2020 versus 30.8% in the first quarter of 2019. The increase in rental gross margin was primarily due to higher Medicare reimbursement rates and lower servicing and depreciation expense.

Total operating expense increased to $40.5 million, or 45.8% of revenue, in the first quarter of 2020 versus $39.6 million, or 43.8% of revenue, in the first quarter of 2019, primarily due to New Aera intangible amortization expense of $1.9 million, partially offset by a $1.0 million benefit from the change in fair value of the earnout liability. Research and development expense increased to $3.6 million in the first quarter of 2020 versus $1.7 million in the comparative period in 2019, primarily associated with $1.9 million of New Aera intangible amortization expense incurred in the first quarter of 2020. Sales and marketing expense decreased to $27.2 million in the first quarter of 2020 versus $28.2 million in the comparative period in 2019, primarily due to decreased personnel-related expenses associated with the 15% decline in average sales representative headcount in the comparative period in 2019. General and administrative expense increased to $9.8 million in the first quarter of 2020 versus $9.7 million in the comparative period in 2019, primarily due to increased consulting and legal fees, partially offset by a $1.0 million benefit from the change in the fair value of the New Aera earnout liability, which was primarily associated with a reduction in cost of debt assumptions due to the lower interest rate environment.

The Company reported an operating loss for the three months ended March 31, 2020 of $2.2 million compared to operating income of $4.9 million in the comparative period in 2019. Adjusted EBITDA for the three months ended March 31, 2020 declined to $4.1 million, or 4.6% of revenue, down from $11.1 million, or 12.3% of revenue, in the comparative period in 2019.  The reduction in first quarter 2020 Adjusted EBITDA margin compared to the first quarter of 2019 was primarily due to lower gross profit.

In the first quarter of 2020, the Company reported an income tax benefit of $0.1 million, compared to an income tax expense of $0.8 million in the first quarter of 2019. Inogen’s income tax benefit in the first quarter of 2020 included $0.2 million of excess tax deficiencies recognized from stock-based compensation compared to a $0.6 million benefit in the first quarter of 2019. Excluding the excess tax benefits or deficiencies from stock-based compensation, Inogen’s non-GAAP effective tax rate was 19.9% in the first quarter of 2020 versus 23.1% in the first quarter of 2019. A reconciliation of GAAP and non-GAAP measures is included in the accompanying tables attached hereto.

In the first quarter of 2020, the Company reported a net loss of $1.6 million compared to net income of $5.3 million in the first quarter of 2019. Loss per diluted common share was $0.07 in the first quarter of 2020 versus earnings per diluted common share of $0.24 in the first quarter of 2019.

Cash, cash equivalents, and marketable securities were $208.4 million as of March 31, 2020, down slightly from $209.1 million as of December 31, 2019. The Company had no debt outstanding as of March 31, 2020.

Financial Outlook for 2020

Inogen is withdrawing its previously announced full year 2020 guidance issued on February 25, 2020 as the Company is unable to estimate the scope, duration, and impact of the COVID-19 PHE for full year 2020. The Company believes it could continue to see a decline in sales in its direct-to-consumer channel until patient mobility and consumer confidence increases. The Company also believes the increase in demand that it experienced for its products in the first quarter in its business-to-business channels due to the COVID-19 PHE may be limited or demand may decline in the future as new COPD patient referrals could decline as physician offices are limiting patient interactions. Given the increased uncertainty around the scope, duration, and impact of the COVID-19 PHE as well as revenue mix between direct-to-consumer and business-to-business channels, Inogen cannot estimate the overall impact to its operations and financial results, which could be material.  Due to these uncertainties, the Company is implementing cost savings by delaying certain personnel hires and reducing advertising spend, while also increasing rental setups to improve lead utilization.

Conference Call

Individuals interested in listening to the conference call today at 1:30pm PT/4:30pm ET may do so by dialing (877) 858-9805 for domestic callers or (201) 689-8550 for international callers. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/.

A replay of the call will be available beginning May 5, 2020 at 3:30pm PT/6:30pm ET through May 19, 2020. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Access Code: 13672721. The webcast will also be available on Inogen's website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the anticipated impact of the COVID-19 PHE on the Company’s business, including the impact on supply and demand for the Company’s products in its various business channels, the Company’s ability to keep employees healthy and productive and the Company’s operating and sales strategy in respect of the COVID-19 PHE. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the risks related to the COVID-19 PHE; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; risks relating to Inogen’s acquisition of New Aera and the integration of New Aera’s business and operations within those of Inogen; risks relating to reimbursement coding of the TAV; the possibility that Inogen will not realize anticipated revenue from the technology acquired from New Aera or that expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products; and intellectual property risks relating to the acquisition of New Aera, including the risk of intellectual property litigation. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2019, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three months ended March 31, 2020 and March 31, 2019. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans, to benchmark Inogen's performance externally against competitors, and for certain compensation decisions. Beginning with this quarter, Inogen is no longer providing a Non-GAAP Adjusted Total Revenue Growth metric because the decrease in sales associated with the large national provider referenced within such metric was largely applicable to periods prior to the periods presented herein.  Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Investor Relations Contact:

Matt Bacso, CFA

mbacso@inogen.net

Media Contact:

Byron Myers

805-562-0503

-- Financial Tables Follow --

Consolidated Balance Sheets
(amounts in thousands)

	March 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$208,362	$198,037
Marketable securities	—	11,057
Accounts receivable, net	40,396	34,325
Inventories, net	37,600	35,664
Income tax receivable	2,763	2,976
Prepaid expenses and other current assets	13,868	10,160
Total current assets	302,989	292,219
Property and equipment, net	19,667	19,438
Goodwill	32,912	32,954
Intangible assets, net	75,282	77,533
Operating lease right-of-use asset	8,117	5,855
Deferred tax asset - noncurrent	14,652	14,452
Other assets	5,502	4,888
Total assets	$459,121	$447,339
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$32,853	$30,730
Accrued payroll	8,650	6,215
Warranty reserve - current	5,614	4,923
Operating lease liability - current	1,863	2,014
Deferred revenue - current	5,957	5,478
Income tax payable	908	821
Total current liabilities	55,845	50,181
Warranty reserve - noncurrent	7,957	7,648
Operating lease liability - noncurrent	9,116	4,702
Earnout liability - noncurrent	25,607	26,559
Deferred revenue - noncurrent	13,211	13,541
Deferred tax liability - noncurrent	85	87
Total liabilities	111,821	102,718
Stockholders' equity
Common stock	22	22
Additional paid-in capital	267,011	263,252
Retained earnings	79,845	81,434
Accumulated other comprehensive income (loss)	422	(87)
Total stockholders' equity	347,300	344,621
Total liabilities and stockholders' equity	$459,121	$447,339

Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2020	2019
Revenue
Sales revenue	$83,140	$84,818
Rental revenue	5,349	5,384
Total revenue	88,489	90,202
Cost of revenue
Cost of sales revenue	47,118	42,067
Cost of rental revenue, including depreciation of $1,299 and $1,705, respectively	3,005	3,726
Total cost of revenue	50,123	45,793
Gross profit	38,366	44,409
Operating expense
Research and development	3,605	1,669
Sales and marketing	27,163	28,201
General and administrative	9,777	9,681
Total operating expense	40,545	39,551
Income (loss) from operations	(2,179)	4,858
Other income (expense)
Interest income	552	1,334
Other income (expense)	(60)	(120)
Total other income, net	492	1,214
Income (loss) before provision (benefit) for income taxes	(1,687)	6,072
Provision (benefit) for income taxes	(98)	770
Net income (loss)	$(1,589)	$5,302
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(158)	(137)
Change in net unrealized gains (losses) on foreign currency hedging	661	84
Less: reclassification adjustment for net (gains) losses included in net income	12	176
Total net change in unrealized gains (losses) on foreign currency hedging	673	260
Change in net unrealized gains (losses) on marketable securities	(6)	13
Total other comprehensive income, net of tax	509	136
Comprehensive income (loss)	$(1,080)	$5,438

Basic net income (loss) per share attributable to common stockholders (1)	$(0.07)	$0.24
Diluted net income (loss) per share attributable to common stockholders (1)(2)	$(0.07)	$0.24
Weighted-average number of shares used in calculating net income (loss) per share attributable to common stockholders:
Basic common shares	21,916,365	21,750,305
Diluted common shares	21,916,365	22,534,885

(1)	Reconciliations of net income attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)	Due to a net loss for the three months ended March 31, 2020, dilutive loss per share is the same as basic.

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended
	March 31,
	2020	2019
Revenue by region and category
Business-to-business domestic sales	$27,554	$26,061
Business-to-business international sales	20,083	19,803
Direct-to-consumer domestic sales	35,503	38,954
Direct-to-consumer domestic rentals	5,349	5,384
Total revenue	$88,489	$90,202
Additional financial measures
Units sold	53,400	50,400
Net rental patients as of period-end	24,600	26,200

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended
	March 31,
Non-GAAP EBITDA and Adjusted EBITDA	2020	2019
Net income (loss)	$(1,589)	$5,302
Non-GAAP adjustments:
Interest income	(552)	(1,334)
Provision (benefit) for income taxes	(98)	770
Depreciation and amortization	4,462	2,794
EBITDA (non-GAAP)	2,223	7,532
Stock-based compensation	2,784	3,586
Change in fair value of earnout liability	(952)	—
Adjusted EBITDA (non-GAAP)	$4,055	$11,118

	Three months ended
Non-GAAP provision (benefit) for income taxes and	March 31,
effective tax rate	2020	2019
Income (loss) before provision (benefit) for income taxes	$(1,687)	$6,072
Provision (benefit) for income taxes	(98)	770
Effective tax rate	5.8%	12.7%

Provision (benefit) for income taxes	$(98)	$770
Non-GAAP adjustments:
Excess tax benefits (deficiencies) from stock-based compensation	(237)	633
Provision (benefit) for income taxes (non-GAAP)	$(335)	$1,403

Income (loss) before provision (benefit) for income taxes	$(1,687)	$6,072
Provision (benefit) for income taxes (non-GAAP)	(335)	1,403
Effective tax rate (non-GAAP)	19.9%	23.1%

	Three months ended
	March 31, 2020	March 31, 2019
Non-GAAP international constant currency revenue	(using 2019 FX rates)	(using 2018 FX rates)
International revenues (GAAP)	$20,083	$19,803
Foreign exchange impact	435	941
International constant currency revenues (non-GAAP)	$20,518	$20,744

International revenue growth (GAAP)	1.4%	17.1%
International constant currency revenue growth (non-GAAP)	3.6%	22.3%